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                                                                    EXHIBIT 99.1

                       Banc One Credit Card Master Trust
                    Excess Spread Analysis - September 2001

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Series                                               1996-A
Deal Size                                           $500 MM
Expected Maturity                                   5/15/03
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Yield                                                21.40%
Less:  Coupon                                         3.47%
       Servicing Fee                                  1.50%
       Net Credit Losses                              7.32%
Excess Spread:
       September-01                                   9.11%
       August-01                                      8.72%
       July-01                                        7.30%
Three Month Average Excess Spread                     8.37%

Delinquency:
       30 to 59 Days                                  1.92%
       60 to 89 Days                                  1.27%
       90+ Days                                       2.21%
       Total                                          5.40%

Payment Rate                                         11.99%
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